Exhibit 14.1

PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Abacus House
Castle Park
Cambridge CB3 0AN
Telephone +44 (0) 1223 460055
Facsimile +44 (0) 1223 552336

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-12642, 333-13200 and 333-104748) of Amarin Corporation plc of our report dated 31 March 2004 relating to the financial statements of Amarin Corporation plc, which appears in this Form 20-F.  We also consent to the references to us under the heading “Experts” in such Registration Statements.

PricewaterhouseCoopers LLP

Cambridge, England

31 March 2004